UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2006 (October 6, 2006)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of	(Commission File Number)	(Identification No.
incorporation or organization)		I.R.S. Employer)

15601 Dallas Parkway, Suite 600, Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On October 6, 2006, Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Company,” “we,” “our” or “us”) entered into a Dealer Manager Agreement, dated October 6, 2006 (the “Dealer Manager Agreement”), with Behringer Securities LP (“Behringer Securities”).  As described in Amendment No. 2 to the Company’s Form S-11 Registration Statement, in the form declared effective by the Securities and Exchange Commission on October 6, 2006 (the “Registration Statement”), Behringer Securities is an indirect wholly-owned subsidiary of Behringer Harvard Holdings, LLC, the Company’s sponsor.

The Dealer Manager Agreement provides that Behringer Securities will act as the Company’s dealer manager in connection with the “best efforts” follow-on offering (the “Offering”) of up to $2,475,000,000 in shares of the Company’s common stock (200,000,000 shares to be offered for $10.00 per share in the primary offering and 50,000,000 shares to be offered for $9.50 per share pursuant to our distribution reinvestment plan, in each case subject to the Company’s right to reallocate such share amounts as described in the Registration Statement); provided, however, that no offers or sales shall be made in connection with the Offering until 5:30 p.m. (CDT) on October 20, 2006.  Except in the case of special sales or volume discounts, the Company will pay Behringer Securities (i) selling commissions of 7% of the gross offering proceeds (1% for sales under our distribution reinvestment plan) and (ii) a dealer manager fee in the amount of 2.5% of the gross offering proceeds (no dealer manager fee is paid with respect to sales under our distribution reinvestment plan) as compensation for acting as the dealer manager and for reimbursement of expenses incurred in connection with marketing our shares, including bona fide due diligence expenses.  Behringer Securities may reallow all of its selling commissions and, with respect to the dealer manager fee, up to 2% of gross offering proceeds to participating broker-dealers; provided, however, that, with respect to the dealer manager fee, Behringer Securities may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, bona fide training and educational meetings and non-itemized, non-invoiced due diligence efforts, and no more than 0.5% of gross offering proceeds for bona fide, separately invoiced due diligence expenses as fees, costs or other expenses from third parties.  In addition, the Company has agreed to indemnify Behringer Securities and each soliciting dealer against certain liabilities, damages and expenses, including those under the Securities Act of 1933, as amended, and pay amounts to an indemnified party for legal and other expenses and costs, in each case subject to the limitations and conditions set forth in the Dealer Manager Agreement.

The information set forth above with respect to the Dealer Manager Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Dealer Manager Agreement, which is attached hereto as Exhibit 1.1 and is incorporated in its entirety into this Item 1.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits:
	Exhibit No.	Description
	1.1	Dealer Manager Agreement, dated October 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: October 12, 2006	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President —
Corporate Development & Legal
and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Dealer Manager Agreement, dated October 6, 2006